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                                                                   EXHIBIT 10.31



                               FIFTH AMENDMENT TO
                      REVOLVING CREDIT AND LOAN AGREEMENT


        This FIFTH AMENDMENT TO REVOLVING CREDIT AND LOAN AGREEMENT ("Fifth Amendment") is dated as of February 27, 1997, and is among MEDAR, INC., a Michigan corporation (the "Company"), and INTEGRAL VISION LTD., a corporation established under the laws of the United Kingdom ("Integral"), as Borrowers, and NBD BANK, a Michigan banking corporation ("NBD"). This Fifth Amendment amends the Revolving Credit and Loan Agreement dated as of August 10, 1995 (as amended, the "Loan Agreement"), as amended by the First Amendment to Revolving Credit and Loan Agreement dated October 12, 1995 (the "First Amendment"), the Second Amendment to Revolving Credit and Loan Agreement dated October 31, 1995 (the "Second Amendment"), the Third Amendment to Revolving Credit and Loan Agreement dated as of March 29, 1996 ("Third Amendment") and the Fourth Amendment to Revolving Credit and Loan Agreement dated as of August 11, 1996 ("Fourth Amendment"), among the Company, AID (as defined below), Integral and NBD. The Company and Integral are collectively referred to as the "Borrowers" and individually as a "Borrower". Capitalized terms not otherwise defined in this Fifth Amendment shall have the meanings given to them in the Loan Agreement.

        WHEREAS, the Company has informed NBD that its former subsidiary, INTEGRAL VISION-AID, INC., a Michigan corporation ("AID") (successor by merger to Integral Vision-Aid, Inc., an Ohio corporation, formerly known as Automatic Inspection Devices, Inc.), has been merged into the Company and no longer exists as a separate corporation;

        WHEREAS, the Borrowers have requested that NBD advance sums in excess of the current Borrowing Base;

        WHEREAS, NBD has agreed that to make an additional $1,500,000 loan to the Borrowers while they seek additional equity or subordinated debt, pursuant to the terms and conditions of this Fifth Amendment, including the guaranty of such loan by MAXCO, INC. ("Maxco").

        WHEREAS, NBD has agreed that to make an additional $3,000,000 term loan to the Borrowers in order to finance the existing over-formula advances which Borrowers have not been able to repay on a timely basis.

        NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

        1.   Revised Definitions.

        (a) The following definitions contained in Section 1.1 of the Loan Agreement, as amended, are hereby amended, effective the date hereof, to read as follows:

        "Borrowing Base" means the sum of the following:
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                (a) 80% of the book value of Eligible Accounts Receivables of the Borrowers and Guarantor; plus

                (b) 40% of the lower of costs or market value of Eligible Inventory of the Borrowers and Guarantor. Notwithstanding the foregoing, in no event will the amount advanced against Eligible Inventory exceed $6,000,000 for advances on or prior to December 30, 1997, and $5,000,000 for advances on or after December 31, 1997.

        "Commitment" means the commitment of NBD to make Revolving
        Loans pursuant to the terms of Section 2.1, which together with the outstanding principal amount of the Bridge Loan and the Over-Formula Loan shall not exceed $16,000,000 until July 30, 1997, and $15,000,000 on and after July 31, 1997, as such amounts may be further reduced from time to time pursuant to Section 2.2.

        "Floating Rate" means the per annum rate equal to (i) 1/4%per annum, plus (ii) the Prime Rate in effect from time to time.

        "Tangible Net Worth" means (a) the excess, if any, of the assets of the Borrowers and the Guarantor (excluding capitalized software development costs, goodwill, patents, trademarks, trade names, copyrights and other assets properly classified as intangible assets in accordance with GAAP) over the liabilities of the Borrowers and the Guarantors, determined on a combined basis in accordance with GAAP, plus (c) Subordinated Debt; provided, however, that, in determining Tangible Net Worth, (i) there shall be included in liabilities any and all evidences of Indebtedness of the Borrowers or any Guarantor, including notes and debentures of any Borrower or Guarantor which are subordinated indebtedness, and (ii) there shall be excluded from assets any and all assets of the Borrowers and the Guarantor which are Investments in any other Person.

        (b) Paragraph (b) of the definition of "Eligible Accounts Receivable" is hereby amended by replacing the date "December 30, 1996" with the date "March 31, 1997" and replacing the date "December 31, 1996" with the date "April 1, 1997".

        (c)  The following definition is hereby added in alphabetical order to
Section 1.1 of the Loan Agreement  to read as follows:

        "Subordinated Debt" means Indebtedness of any of the Borrowers or Guarantor which is incurred with the written consent of NBD; provided that such Indebtedness is made subordinate to the Obligations on terms satisfactory to NBD; and provided further that, unless otherwise agreed to by NBD, NBD shall take custody and possession of all original notes or other evidence of such Indebtedness.


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        2. Commitment.  The first sentence of Section 2.1(a) of the Loan
Agreement is hereby amended effective the date hereof by replacing it with the following two sentences:

        Subject to the terms and conditions of this Agreement, NBD agrees to make Revolving Loans to the Borrowers, jointly and severally, on a revolving basis from the Effective Date and before the Termination Date as the Borrowers may from time to time request from NBD; provided, however, that the aggregate principal amount of all Revolving Loans which NBD shall be committed to have outstanding hereunder, when added to the aggregate face amount of all outstanding L/Cs and Guaranties Issued by NBD, shall not at any time exceed the lesser of (i) the Borrowing Base at such time; or (ii) the Commitment; provided further, that the aggregate principal amount of all Revolving Loans which NBD shall be committed to have outstanding hereunder, when added to the outstanding principal balance of the Bridge Loan, the outstanding principal amount of the Over-Formula Loan, and the aggregate face amount of all outstanding L/Cs and Guaranties Issued by NBD, shall not at any time exceed the Commitment.

        3. Inventory Reliance Fee. A new Section 2.1(b)(iii) of the Loan Agreement is hereby added, effective January 1, 1997, to read as follows:

        (iii) Inventory Reliance Fee. In addition to the commitment fee due under Section 2.1(b)(ii) above, the Borrowers, jointly and severally, agree to pay to NBD an inventory reliance fee computed at the rate of 0.5% per quarter on the daily amount by which (a) the principal amount of the outstanding Revolving Loans plus the aggregate face amount of all outstanding L/Cs and Guaranties Issued by NBD exceeds the sum of 80% of Eligible Receivables, calculated with respect to the Borrowers on a combined basis. Such accrued inventory reliance fee (if any) shall be due and payable quarterly in arrears on the first day of each calendar quarter, beginning with the quarter beginning January 1, 1997, to be paid on April 1, 1997, with any accrued but unpaid inventory reliance fee due on the Termination Date.

        4.   New Term Loans.   The Loan Agreement is hereby amended such that
new Sections 2.7 and 2.8 are added to read as follows:

        2.7 Bridge Loan to the Borrowers. Subject to the terms and conditions of the Loan Agreement and the Fifth Amendment, NBD will extend a short term loan to the Borrowers, jointly and severally, in the original principal amount of $1,500,000 ("Bridge Loan"), to be evidenced by a promissory note in substantially the form of Exhibit 2.7 attached to the Fifth Amendment (together with any amendments, restatements, replacements or renewals, the "Bridge Loan Note"). The proceeds of the Bridge Loan will be applied to the outstanding principal balance of the Revolving Loans. The Bridge Loan will bear interest at 1% per annum above the Prime Rate in effect from time to time. Interest on the Bridge




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        Loan will be due and payable monthly on the last business day of each month, beginning March 31, 1997. The principal outstanding under the Bridge Loan shall be due and payable on March 31, 1997. Any payments on the Bridge Loan will be applied first to unpaid interest and then to principal, and once repaid, principal may not be reborrowed. So long as there exists any Default or Event of Default, unless otherwise consented to in writing by NBD, all payments received by NBD from the Borrowers generated from operations, rather than from Subordinated Debt or additional equity contributions, will be applied first to the outstanding obligations under the Revolving Loans and Over-Formula Loan before being applied to the Bridge Loan.

        2.8 Over-Formula Loan to the Borrowers. Subject to the terms and conditions of the Loan Agreement and the Fifth Amendment, NBD will extend a term loan to the Borrowers, jointly and severally, in the original principal amount of $3,000,000 ("Over-Formula Loan"), to be evidenced by a promissory note in substantially the form of Exhibit 2.8 attached to the Fifth Amendment (together with any amendments, restatements, replacements or renewals, the "Over-Formula Loan Note"). The proceeds of the Over-Formula Loan will be applied to the outstanding principal balance of the Revolving Loans. The Over-Formula Loan will bear interest at 2% per annum above the Prime Rate in effect from time to time. Interest on the Over-Formula Loan will be due and payable monthly on the last business day of each month, beginning March 31, 1997. The principal outstanding under the Over-Formula Loan shall be due and payable in two installments of $1,500,000 each on July 31, 1997 and December 30, 1997. Any payments on the Over-Formula Loan will be applied first to unpaid interest and then to principal, and once repaid, principal may not be reborrowed.

        5. Reporting. Subsections (ii) and (vii) of Section 6.1(d) of the Loan Agreement are hereby amended to read as follows:

        (ii) as soon as available and in any event within 30 days after the end of each fiscal month of the Borrowers, (x) the Combined balance sheet of the Borrowers and the Guarantor as of the end of each such month and Combined statements of income, surplus and cash flow of the Borrowers and the Guarantor for each such month and for the period commencing at the end of the previous fiscal year and ending with the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding fiscal year, and (y) the combining balance sheet and statements of income, surplus and cash flows with respect to the Borrowers and the Guarantor for such periods (prepared in a manner consistent with such Combined balance sheet and statements), all in reasonable detail and duly certified (subject to normal, immaterial year-end audit adjustments) by the chief financial officer or controller of the Company as having been prepared in accordance with GAAP, together with a certificate of the chief financial officer or controller of the Company (A) stating





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        that no Default or Event of Default has occurred and is
        continuing or, if any Default or Event of Default has occurred and is continuing, a statement setting forth the details thereof and the action which the applicable person has taken and proposes to take with respect thereto, and (B) setting forth a computation (which computation shall accompany such certificate and shall be in reasonable detail) showing compliance with Sections 6.2(a), (b), (c) and (e) in conformity with the terms of this Agreement;

                                    . . . .

        (vii) as soon as available, and in any event by Friday with respect to the immediately preceding Thursday, a Borrowing Base Certificate in a form and detail reasonably acceptable to NBD, executed by the chief financial officers of the Borrowers; and

        6.   Field Examinations.    A new Section 6.1(g) of the Loan Agreement
is hereby added to read as follows:

                Audits. Prior to the occurrence of an Event of Default, permit NBD's representatives to conduct an annual, on-site audit of the Borrowers' and Guarantor's business operations, after the occurrence of an Event of Default, NBD may audit the Borrowers, Guarantor and their respective businesses as frequently as NBD desires, and the Borrowers must reimburse NBD for all costs incurred in connection therewith within 10 days after receipt of an invoice therefor.

        7. Revised Financial Covenants. Sections 6.2(a) and (b) of the Loan Agreement are hereby amended in their entirety to read as follows:

        (a) Tangible Net Worth. Permit or suffer Tangible Net Worth to be: (i) on September 30, 1996, less than $14,500,000; (ii) December 31, 1996, less than $9,700,000; and (iii) on September 30, 1997 and as of the end of each fiscal quarter of the Borrowers thereafter, less than $11,000,000.

        (b) Debt to Worth Ratio. Permit or suffer the Debt to Worth Ratio to exceed: (i) on December 31, 1996, 3.0 to 1.00; (ii) on September 30, 1997 and as of the end of each fiscal quarter of the Borrowers thereafter, 2.50 to 1.00.

        8. Revolving Loans in Pounds Sterling. The parties agree that in light of the fact that Integral has closed its office in the United Kingdom at this time, NBD will not make any new Revolving Loans in Pounds Sterling or Guaranties Issued by NBD, regardless of any terms to the contrary in the Loan Agreement. At such time as the Borrowers so request and can show NBD that the business of the Borrowers' would be better served by such borrowings, NBD (in its sole discretion) may hereafter agree in writing to once again provide such Pounds Sterling borrowings.





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
        9. Conditions. Notwithstanding any other term of this Fifth Amendment or the Loan Agreement, NBD will not be required to give effect to this Fifth Amendment unless the following conditions have been met:

        (a) NBD shall have received an amendment fee of $90,000 and a restructure fee of $25,000 from the Borrowers prior to or simultaneously with the execution and delivery of this Fifth Amendment. The amendment fee and restructure fee are in addition to all interest and fees otherwise payable to NBD and will be deemed to be fully earned upon execution and delivery of this Fifth Amendment.

        (b) NBD shall have received a fully executed copy of this Fifth Amendment, the Bridge Loan Note and the Over-Formula Loan Note.

        (c) NBD shall have received the Guaranty Agreement from Maxco, in form and substance acceptable to NBD, guarantying the principal, interest and costs of collection of the Bridge Loan and consenting to the terms of this Fifth Amendment.

        (d) The Borrowers shall have executed and delivered to NBD assignments of their respective intellectual property rights (including license agreements), in form and substance satisfactory to NBD.

        (e) All of the terms and conditions in Section 3.7 of the Loan Agreement continue to be met.

        10. Reaffirmation of Loan Agreement; Conflicts. The parties hereto acknowledge and agree that the terms and provisions of this Fifth Amendment, amend, add to and constitute a part of the Loan Agreement. Except as expressly modified and amended by the terms of this Fifth Amendment, all of the other terms and conditions of the Loan Agreement and all of the documents executed in connection therewith or referred to or incorporated therein, remain in full force and effect and are hereby ratified, confirmed and approved. If there is an express conflict between the terms of this Fifth Amendment and the terms of the Loan Agreement, or any of the other agreements or documents executed in connection therewith or referred to or incorporated therein, the terms of this Fifth Amendment shall govern and control. Any reference in any other document or agreement to the Loan Agreement shall hereafter refer to the Loan Agreement as amended by this Fifth Amendment.

        11. Representations True. The representations and warranties of the Borrowers contained in the Loan Agreement are true on the date hereof and, after giving effect hereto, there does not exist any Default or Event of Default under the Loan Agreement.

        12. Expenses. Borrowers acknowledge and agree that the Borrowers will pay all attorneys' fees and out-of-pocket costs of NBD in connection with or with respect to this Fifth Amendment and the conditions set forth herein.





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        IN WITNESS WHEREOF, the Borrowers and NBD have executed the foregoing document by their duly authorized officers as of the day and year first written above.

                                               NBD BANK

                                               By: Richard P. Haslinger
                                                  ---------------------------
                                                  Richard P. Haslinger
                                                  Its:  Senior Vice President

                                                            and

                                               By: Glenn Ansiel
                                                  ---------------------------
                                                  Glenn Ansiel
                                                  Its:  Assistant Vice President


                                               MEDAR, INC.

                                               By: Charles Drake
                                                  ---------------------------
                                                  Charles Drake
                                                  Its:  President


                                               INTEGRAL VISION LTD.

                                               By: Richard Current
                                                  ---------------------------
                                                  Richard Current
                                                  Its:  Company Secretary





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

                           REAFFIRMATION OF GUARANTY


         The undersigned, Medar Canada Ltd., hereby acknowledges and agrees to the terms of this Fifth Amendment to Revolving Credit and Loan Agreement and hereby reaffirms each and every term of its (i) Guarantee and Postponement of Claim dated August 10, 1995, given in favor of NBD Bank with respect to the obligations of Medar, Inc., Automatic Inspection Devices, Inc. (now known as Integral Vision-AID, Inc.) and Integral Vision Ltd., and (ii) General Security Agreement dated as of May 1, 1996, given in favor of NBD Bank.


                                        MEDAR CANADA LTD.


                                        By:  Charles Drake
                                           --------------------------
                                             Charles Drake
                                             Its:  President

                            COLLATERAL ASSIGNMENT OF
                   PROPRIETARY RIGHTS AND SECURITY AGREEMENT


        THIS COLLATERAL ASSIGNMENT OF PROPRIETARY RIGHTS AND SECURITY AGREEMENT ("Agreement"), dated as of February 27, 1997, is made by Medar, Inc., a Michigan corporation, in favor of NBD Bank, a Michigan banking corporation ("NBD" or "Lender").

                                   Recitals:

        A. Assignor, certain of its affiliates and Lender are parties to that certain Revolving Credit and Loan Agreement dated as of August 10, 1995, as amended by agreements dated October 12, 1995, October 31, 1995, March 29, 1996, August 11, 1996 and the date hereof (such agreement, as amended, modified or supplemented from time to time, is referred to herein as the "Loan Agreement").

        B. It is a condition to the Fifth Amendment to Revolving Credit and Loan Agreement being executed simultaneously herewith, that Assignor executes and delivers this Agreement.

        NOW THEREFORE, in consideration of the premises and to induce Lender to make extensions of credit to Assignor under the Loan Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Assignor agrees with Lender as follows:

        1. Defined Terms. In addition to those terms defined elsewhere in this Agreement, terms defined in the Loan Agreement shall have their defined meanings when used herein (unless otherwise defined herein) and the following terms shall have the following meanings, unless the context otherwise requires:

            "Collateral" means all of the Trademarks, Copyrights, Patents and Intellectual Property Rights, whether now existing or hereafter created or acquired (including, without limitation, such of the foregoing as are listed on Schedule A attached hereto and made a part hereof).

            "Copyrights" means all United States copyrights, registered or unregistered, in and to all copyrightable works now owned or hereafter acquired by Assignor, including all registrations and applications therefor and all licenses thereof and (a) any renewals or extensions of the registrations therefor that may be secured under the laws now or hereafter in effect in the United States, (b) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including, without limitation, payments under all licenses entered into in connection therewith and damages and payments for past or future infringements thereof, (c) the right to sue and recover for past, present and future infringements thereof, and (d) all rights corresponding thereto throughout the world.

                "Event of Default" means an Event of Default as defined in the Loan Agreement.

                "Intellectual Property Rights" means all intellectual property rights other than Trademarks, Copyrights and Patents, now owned or hereafter acquired by Assignor, including, without limitation, trade secrets, know-how and confidential business information, computer software, data and documentation (including electronic media) and licenses thereof, and (a) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including, without limitation, payments under all licenses entered into in connection therewith and damages and payments for past or future infringements thereof, (b) the right to sue and recover for past, present and future infringements thereof, and (c) all rights corresponding thereto throughout the world.

                "Patents" means all United States patents and patent applications, now owned or hereafter acquired by Assignor, including, without limitation, the inventions and improvements described and claimed therein, all licenses thereof and (a) the reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, (b) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including, without limitation, payments under all licenses entered into in connection therewith and damages and payments for past or future infringements thereof, (c) the right to sue and recover for past, present and future infringements thereof, and (d) all rights corresponding thereto throughout the world.

                "Trademarks" means all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, trademark registrations and applications for registration owned by Assignor and all licenses thereof, together with the goodwill of the business connected with the use of, and symbolized by, the foregoing, and (a) the registration renewals thereof, (b) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto including, without limitation, payments under all licenses entered into in connection therewith and damages and payments for past or future infringements thereof, (c) the right to sue and recover for past, present and future infringements thereof, and (d) all rights corresponding thereto throughout the world.

        2. Collateral Assignment of Security Interest in Trademarks, Copyrights and Patents and Intellectual Property Rights. To secure the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all the Obligations, Assignor hereby grants to Lender and its assignees a continuing security interest in the Collateral, and, subject to Section 6 hereof, shall assign, transfer and convey to Lender all


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right, title and interest, in the United States and throughout the world, in, to and under the Collateral.

        3. Continuing Liability. Assignor hereby expressly agrees that, anything herein to the contrary notwithstanding, it shall remain liable under each license, interest and obligation assigned to Lender hereunder to observe and perform all the conditions and obligations to be observed and performed by Assignor thereunder, all in accordance with and pursuant to the terms and provisions thereof. Lender shall have no obligation or liability under any such license, interest or obligation by reason of or arising out of this Agreement or the assignment thereof to Lender or the receipt by Lender of any payment relating to any such license, interest or obligation pursuant hereto, nor shall Lender be required or obligated in any manner to perform or fulfill any of the obligations of Assignor thereunder or pursuant thereto, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by any of them or the sufficiency of any performance by any party under any such license, interest or obligation, or to present or file any claim, or to take any action to collect or enforce any performance of the payment of any amounts which may have been assigned to Assignor or to which Assignor may be entitled at any time or times.

        4. Representations and Warranties. Assignor hereby represents and warrants to Lender:

                (a) All of Assignor's Copyrights, Patents and Trademarks (whether or not registered) which are material to its business are listed on Schedule A hereto, as updated from time to time.

                (b) Except as set forth in Schedule A and except for Permitted Liens, Assignor owns free and clear of all Liens all right, title and interest in, or has full right and authority to use, all Collateral necessary or desirable for the conduct of its business as currently conducted, as previously conducted or as currently proposed to be conducted.

        5. Updated Information and Filings. Assignor agrees that it will deliver to Lender an updated Schedule A to this Agreement on at least a quarterly basis, and more often if requested by Lender. Assignor also agrees that it will take such actions as requested by Lender to allow Lender to record and perfect its Lien on Assignor's Copyrights, Patents, Trademanrks and Intellectual Property Rights, including without limitation, filing and registering its rights with appropriate governmental entities.

        6. Restrictions on Future Agreements. Assignor agrees that until all of the Obligations have been paid in full and the Loan Agreement has been terminated, it will not, without Lender's prior written consent, enter into any agreement, including, without limitation, any license agreement, which is inconsistent with Assignor's obligations under this Agreement or which is prohibited by the Loan Agreement.





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
        7. Effect of Collateral Assignment and Remedies. (a) If an Event of Default has occurred and is continuing, Lender may exercise, in addition to all other rights and remedies granted to it in this Agreement, the Loan Agreement and any other Loan Document, all rights and remedies of a secured party under the Uniform Commercial Code or any other applicable law. Without limiting the generality of the foregoing, Assignor expressly agrees that in any such event Lender may forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, or may forthwith sell, lease, assign or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more public or private sale or sales, at any exchange, broker's board or at any of Lender's offices or elsewhere at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk, and Lender shall apply the net proceeds (after expenses) of any such sale, lease, assignment or other disposition against the Obligations in such order as Lender in its sole discretion shall determine (subject to the terms of the Loan Agreement), Assignor remaining liable for any deficiency thereon. Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in Assignor, which right or equity is hereby expressly waived and released. To the extent permitted by applicable law, Assignor waives all claims, damages and demands against Lender arising out of the repossession, retention or sale of the Collateral. Assignor agrees that Lender need not give more than ten days' notice of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matter.

        (b) During the continuance of an Event of Default, Assignor hereby authorizes Lender to make, constitute and appoint any officer or agent of Lender as Lender may select, in Lender's sole discretion, as Assignor's true and lawful attorney-in-fact, with power: (i) to endorse Assignor's name on all applications, documents, papers and instruments necessary or desirable for Lender in the use of Collateral; (ii) to notify any licensee of Assignor that such licensee should make future payments under the license directley to Lender; (iii) to take any other actions with respect to the Collateral as Lender deem in its best interest; and (iv) to assign, pledge, convey or otherwise transfer title in or dispose of the Collateral to any Person. Assignor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue of this Agreement. This power of attorney shall be irrevocable until all of the Obligations have been paid in full and all of the financing arrangements between Assignor and Lender have been terminated. Assignor agrees that, in addition to all other rights and remedies granted to Lender in this Agreement, the Loan Agreement and any other Loan Document, Lender shall be entitled to specific performance and injunctive and other equitable relief, and Assignor further agrees to waive any requirement for the securing or posting of any bond or other security in connection with the obtaining of any such specific performance and injunctive or other equitable relief.

        8. Indemnification. Assignor shall indemnify and hold harmless Lender from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorneys' fees and expenses) sustained, suffered or incurred by Lender arising out of, with respect to, or resulting from any commercially reasonable exercise by Lender of its rights under this Agreement, including without limitation, after a default by Assignor, the





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
exercise by Lender of its rights to sell, lease, assign, give option or options to purchase, or sell and otherwise dispose of the Collateral. In any suit, proceeding or action brought by Lender to enforce its rights in the Collateral, Assignor will save, indemnify and hold Lender harmless from and against all expenses, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction or liability whatsoever of any third party, arising out of a breach by Assignor of any obligation or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such third party or its successors from Assignor; provided that Assignor shall have no obligation under this Section 7 to indemnify any Person under this Agreement for liabilities arising from the gross negligence or willful misconduct of such Person or arising from the breach by any such Person of its obligations under applicable law (including the obligation to act in a commercially reasonable manner in the disposition of certain Collateral).

        9. Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

        10. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        11. Section Headings, etc. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof. All references to Sections, Schedules and Exhibits are to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified.

        12. No Waiver: Cumulative Remedies. Lender shall not by any act (except a written instrument pursuant to Section 12 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default or in any breach of the terms and conditions hereof. A waiver by Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Lender would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising on the part of Lender any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by the Loan Agreement, any other Loan Document or applicable law.

        13. Waivers and Amendments: Successors and Assigns: Governing Law. None of the terms or provisions of this Agreement may be waived, altered, modified or amended except by a written instrument, duly executed by Assignor and Lender. This Agreement and all obligations of Assignor hereunder shall be binding upon the successors and assigns of Assignor, and shall, together with the rights and remedies of Lender hereunder, inure to the benefit of

Lender and its successors and assigns, provided that Assignor may not assign or transfer any of its rights or obligations hereunder without the prior written consent of Lender. THIS AGREEMENT SHALL BE GOVERNED BY, AND BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS (AND NOT THE LAWS OF CONFLICT) OF THE STATE OF MICHIGAN.

        14. Notices, Etc. Any demand, notice or communication to be made or given hereunder shall be in writing and shall be given in accordance with the Loan Agreement.

        15. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

        16. Waiver of Jury Trial. THE PARTIES HERETO ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL RIGHT, BUT THAT THIS RIGHT MAY BE WAIVED. LENDER AND THE ASSIGNOR EACH HEREBY KNOWINGLY, VOLUNTARILY AND WITHOUT COERCION, WAIVE ALL RIGHTS TO A TRIAL BY JURY OF ALL DISPUTES ARISING OUT OF OR IN RELATION TO THIS AGREEMENT OR ANY OTHER AGREEMENTS BETWEEN THE PARTIES. NO PARTY SHALL BE DEEMED TO HAVE RELINQUISHED THE BENEFIT OF THIS WAIVER OF JURY TRIAL UNLESS SUCH RELINQUISHMENT IS IN A WRITTEN INSTRUMENT SIGNED BY THE PARTY TO WHICH SUCH RELINQUISHMENT WILL BE CHARGED.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first set forth above.

NBD BANK                                   MEDAR, INC.


By: Richard P. Haslinger                By:   Charles Drake
   --------------------------------           ---------------------------------
   Richard P. Haslinger                       Charles Drake
   Its:  Senior Vice President                Its:President

and


By:  Glenn Ansiel
   --------------------------------
   Glenn Ansiel
   Its:  Assistant Vice President

                                   EXHIBIT A


List of Patents

Medar, Inc.

1.      Structure for and method of weld control

        Number:     US 5424506
        Issue Date: 6/13/95
        Continuation of US 5128507


2.      Weld contact structure for and method of delaying initiation of a weld

        Number:     US 5128507
        Issue Date: 12/5/89


3.      Automatic Stepper for resistance welding

        Number:     US 4885451
        Issue Date: 12/5/89


4.      Method and apparatus for determining the power factor of a circuit

        Number:     US 4851635
        Issue Date: 7/25/89


5.      High frequency resistance spot welding structure and method

        Number:     US 4831229 and foreign patents      Germany DE 3741602
        Issue Date: 5/16/89                             Japan   JP 63192574
                                                        Canada  CA 1300696


6. Structure and method for resistance welding with an inductively coupled power source

        Number:     US 4804819 and foreign patents      Germany DE 3741507
        Issue Date: 2/14/89                             Japan   JP 63192575
                                                        Canada  CA 1298625
                                                        Japan   JP 2547430

7.      High speed resistance seam welding

        Number:     US 4733045 and foreign patents      Canada  CA 1295693
        Issue Date: 3/22/88

8. Structure for and method of reducing impedance in multi phase direct current power supplies

        Number:     US 4513363
        Issue Date: 4/23/85


9.      Proximity detector

        Number:      US 3736445
        Issue Date:  5/29/73


10.     Method of regulating DC current in resistance welders

        Number:     US 5589088
        Issue Date: 12/31/96

11.     Patent Assignee:        Medar, Inc.
        Title:                  Butt welding control by sensor of velocity,
                                acceleration or displacement of relative motion

        Patent Family:

        Germany         3233560         A       840301
        Great Britain   2126511         A       840328

12.     Patent Assignee:        Medar, Inc.
        Title:                  Three-phase rectifier supplying welding
                                transformer has six-thyristor bridges coupled via four-thyristor controller to transformer

        Patent Family:

        Germany         3034151         A       810402
        Great Britain   2061032         A       810507
        France          2465356         A       810417
        Great Britain   2061032         B       840125
        Canada          1168305         A       840529


Trademarks

1.      Visionblox      Status:         Registered in U.K.
                            RN:         2043358
                         Goods:         Computer Software

                        Status:         Advertised in Canada
                            AN:         796,249
                         Goods:         Computer Software

                        Status:         Pending in the U.S.
                            SN:         74-696,744
                         Goods:         Computer Software

                        Status:         Registered in France
                            AN:         95 599447
                         Goods:         "in the French language"

2.      Medar           Status:         Pending in Canada
                            AN:         770,874
                         Goods:         Welding control/optical devices

                        Status:         Registered in U.S.
                            RN:         1,909,851
                         Goods:         Welding control/optical devices

3.      Medar
        and Design      Status:         Pending in Canada
                            AN:         770,872
                         Goods:         Welding control/optical devices

                        Status:         Registered in U.S.
                            RN:         1,911,205
                         Goods:         Welding control/optical devices

4.      Visionbasic     Status:         Pending in U.S.
                            SN:         74-696,745
                         Goods:         Computer Software

5.      Indepth         Status:         Pending in U.S.
                            SN:         74-696,743
                         Goods:         Visual inspection system etc.


List of Copyrights

Meldweld 2000

        Class:          TX
        Reg. Num:       TX2486122
        Date:           1/11/89